EXHIBIT 99.90
LETTER OF TRANSMITTAL
to accompany certificates formerly representing
shares of common stock, par value $0.625 per share
of
TRW INC.
(the “TRW Common Stock”)

This Letter of Transmittal (along with the TRW Common Stock Tax Basis Information Form) should be promptly (i) completed and signed in the space provided on the third page and on the space provided on the Substitute Form W-9 enclosed with this Letter of Transmittal (or on the applicable Form W-8, which may be obtained upon request) and (ii) mailed or delivered with your certificate(s) representing TRW Common Stock to EquiServe Trust Company, NA acting as exchange agent (the “Exchange Agent”) at one of the following addresses:

By Hand: EquiServe Trust Company, NA c/o Securities Transfer and Reporting Services Inc. Attn : Corporate Actions 100 William Street, Galleria New York, NY 10038	By Overnight Courier: EquiServe Trust Company, NA 150 Royall Street Canton, MA 02021 Attn : TRW/Supranee Krauze	By Mail: EquiServe Trust Company, NA P.O. Box 43035 Providence, RI 02940-3035

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DO NOT SEND CERTIFICATES TO TRW INC. OR NORTHROP GRUMMAN CORPORATION.

THE INSTRUCTIONS SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED

DESCRIPTION OF SHARES OF TRW COMMON STOCK ENCLOSED

Name and Address of Registered Holder(s) (If blank, please fill in, exactly as name appears on Share Certificate(s))	Certificate(s) Enclosed (Please list below— attach additional list if necessary)

	Certificate Number(s)	Number of Shares

Total Shares:

Ladies and Gentlemen:

Pursuant to the Agreement and Plan of Merger, dated as of June 30, 2002, by and among TRW Inc., an Ohio corporation (“TRW”), Northrop Grumman Corporation, a Delaware corporation (“Northrop Grumman”) and Richmond Acquisition Corp., an Ohio corporation and a wholly-owned subsidiary of Northrop Grumman (“Richmond”), the undersigned hereby surrenders to you as Exchange Agent the certificate(s) (each, a “Certificate”) formerly representing all of the undersigned’s shares of TRW Common Stock (the “Shares”) listed above in exchange for shares of Northrop Grumman common stock, par value $1.00 per share (together with the associated preferred share purchase rights, the “Northrop Grumman Shares”).

The undersigned hereby represents and warrants that the undersigned (a) was the registered holder of the Shares on             , 2002, which was the effective date of the merger (the “Merger”) of Richmond with and into TRW, with TRW surviving the Merger and (b) has good title to the above-described Shares and full power and authority to sell, assign and transfer the Shares represented by the enclosed Certificate(s), free and clear of all liens, claims and encumbrances, and not subject to any adverse claims. The undersigned hereby agrees to, upon request, execute any additional documents necessary or desirable to complete the surrender and exchange of such Shares. The undersigned hereby irrevocably appoints the Exchange Agent as agent of the undersigned to effect the exchange of the undersigned’s Shares for Northrop Grumman Shares pursuant to the Merger. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned.

The undersigned acknowledges that he or she will not receive the Northrop Grumman Shares until the Certificate(s) representing the Shares owned by the undersigned are received by the Exchange Agent at one of the addresses set forth above, together with such documents as the Exchange Agent may require, and until the same are processed for exchange by the Exchange Agent. The undersigned understands that the Northrop Grumman Shares issued pursuant to the Merger will not bear any interest and that Northrop Grumman will pay an amount in cash in lieu of any fractional Northrop Grumman Share that each former shareholder of TRW otherwise would be entitled to receive.

Unless otherwise indicated below under “Special Payment Instructions,” in exchange for the enclosed Certificate(s), the undersigned requests that the Northrop Grumman Share(s) be transferred to, and a check for cash in lieu of fractional shares, be issued to, the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions,” the undersigned requests that the check for cash in lieu of fractional shares be mailed to the undersigned at the address shown above. In the event that both the “Special Payment Instructions” and the “Special Delivery Instructions” are completed, the undersigned requests that such Northrop Grumman Share(s) be issued and any check in lieu of fractional shares be issued and mailed to the person or entity so indicated at the address so indicated. Appropriate signature guarantees have been included with respect to Shares for which Special Payment Instructions have been given.

IMPORTANT TAX INFORMATION

Under United States federal income tax law, a TRW shareholder who receives a payment in connection with the Merger that is a reportable payment under the U.S. backup withholding regime may be subject to backup withholding at a rate of 30% on all such payments.

To prevent backup withholding on such payments, a shareholder that is a U.S. person is required to notify the Exchange Agent of the shareholder’s current taxpayer identification number (e.g., Social Security number or employer identification number, sometimes referred to in this Letter of Transmittal as a “TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct (or that such shareholder is awaiting a TIN), and that (i) the shareholder has not been notified by the Internal Revenue Service that the shareholder is subject to backup withholding as a result of failure to report interest or dividends or (ii) after being so notified, the Internal Revenue Service has notified the shareholder that the shareholder is no longer subject to backup withholding. If the Exchange Agent is not provided with the shareholder’s correct TIN, such shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service and reportable payments that are made to such shareholder in connection with the Merger will be subject to backup withholding (as described below).

Each shareholder that is a U.S. person is generally required to give the Exchange Agent the TIN (e.g., Social Security number or employer identification number) of the record holder of the Shares. If the Shares are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report. A shareholder who does not have a TIN may check the box in Part 3 of the Substitute Form W-9 if such shareholder has applied for a number or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the shareholder must also complete the “Certificate of Awaiting Taxpayer Identification Number” in the Substitute Form W-9 below in order to avoid backup withholding. If the box is checked, reportable payments that are received in connection with the Merger will be subject to backup withholding unless the shareholder has furnished the Exchange Agent with his or her TIN by the time such payment is made. Moreover, if that box is checked and the shareholder has not furnished its TIN within 60 days thereafter, 30% of all dividend payments made to the shareholder will be withheld. A shareholder who checks the box in Part 3 in lieu of furnishing such shareholder’s TIN should furnish the Exchange Agent with such shareholder’s TIN as soon as it is received.

PLEASE NOTE: Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to the backup withholding requirements described above. To avoid possible erroneous backup withholding, a shareholder who is exempt from backup withholding should complete the Substitute Form W-9 by providing his or her correct TIN, signing and dating the form, and writing “EXEMPT” on the face of the form. A shareholder who is a foreign individual or a foreign corporation that is not a pass-through entity for United States federal income tax purposes should also submit to the Exchange Agent a properly completed Form W-8BEN, Certificate of Foreign Status, (which may be obtained from the Exchange Agent upon request), signed under penalty of perjury, attesting to the shareholder’s exempt status. A foreign entity that is a pass-through entity for U.S. federal income tax purposes will either be required to submit to the Exchange Agent a properly completed Form W-8BEN or a form W-8IMY (which may be obtained from the Exchange Agent upon request), depending on its particular circumstances. Shareholders are urged to consult their own tax advisors in connection with completing such forms and determining whether or not they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the Exchange Agent is required to withhold 30% of the reportable payments that are made to the shareholder in connection with the Merger. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

To be completed ONLY if the Northrop Grumman Common Stock and/or a check for any cash in lieu of fractional shares, as applicable, are to be issued in the name of someone other than the undersigned.

Issue    ☐  Northrop Grumman Common Stock
             ☐  Check

to:

Name(s):
(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 5 and 6)

To be completed ONLY if a check for any cash in lieu of fractional shares is to be sent to an address other than that shown above.

Name(s):
(Please Print)

Address:

(Include Zip Code)

SIGN HERE Important: Please also complete Substitute Form W-9 below (or the applicable Form W-8, which will be provided to you by the Exchange Agent upon request).
è

(Signature of Owner(s))

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) of certificates as evidenced by endorsement or stock powers transmitted herewith. If signed by an attorney, trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, the capacity of the person should be indicated.) (See Instruction 4)

Date:

è	Name(s): (Please Print)
è	Capacity (Full Title): Address: Area Code and Telephone Number:

MEDALLION GUARANTEE (Required ONLY in cases specified in Instruction 1)

Medallion Guarantee: (Name of firm providing Medallion Guarantee—Please Print) (Authorized Signature, Title) Date:

AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S)

By signing this Letter of Transmittal I certify that I am the lawful owner of the Shares described on the front of this Letter of Transmittal. I have made a diligent search for the certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the Shares represented by the certificate(s), to completely indemnify, protect and hold harmless EquiServe Trust Company, N.A., TRW Inc., Northrop Grumman Corporation, and their respective affiliates (collectively the “Obligees”) from and against all losses, costs and damages which the Obligees may be subject to, or liable for, with respect to the cancellation and exchange of the Certificate(s). I agree that this Letter of Transmittal and Affidavit is delivered to accompany the Bond of Indemnity #5679830 underwritten by General Insurance Company of America to protect the foregoing Obligees. I agree to surrender the Certificate(s) for cancellation if I find it (them) at any time.

If you have lost certificates valued at $100,000 or more, or if these certificates are part of an estate or trust, please call EquiServe Trust Company (for U.S. residents, toll free at (800) 251-4215) for additional instructions.

Complete this part of the form only if you cannot locate some or all of your TRW Inc. common stock certificate(s). Please print clearly.

Taxpayer ID:

Please Fill In Certificate No(s) if known	Number of Shares of Common Stock

Total Shares Lost:

Attach separate schedule if needed

BY SIGNING BELOW, YOU ARE AGREEING TO THE TERMS AND CONDITIONS FOR SHAREOWNER LOST CERTIFICATE REPLACEMENTS UNDER $100,000 DESCRIBED IN THIS LETTER OF TRANSMITTAL.

X Signed by Affiant (shareowner)		on this (date)			200_

	(Deponent) (Indemnitore)		Month	Day	Year

Replacement Insurance Premium Calculation for lost common stock certificates.

	X	$[0.75]	=

NUMBER OF SHARES LOST		INSURANCE PREMIUM PER SHARE		TOTAL PREMIUM DUE (minimum premium of $20.00)

Please make your check (minimum amount of $20.00) payable to GENERAL INSURANCE COMPANY OF AMERICA and enclose with this Letter of Transmittal. We will not be able to complete your exchange without this premium. DO NOT mail your check directly to GENERAL INSURANCE COMPANY OF AMERICA.

INSTRUCTIONS

Former shareholders of TRW will not receive the Northrop Grumman Shares and/or a check for cash in lieu of fractional Northrop Grumman Shares in exchange for his or her Certificate(s) representing Shares until the Certificate(s) owned by such shareholder is received by the Exchange Agent of the addresses set forth on the other side of this card, together with such documents as the Exchange Agent may require and until the same are processed for exchange by the Exchange Agent. No interest will accrue on any amounts due to a TRW shareholder in connection with the Merger.

1.    Medallion Guarantee of Signatures.    No medallion guarantee on this Letter of Transmittal is required (i) if this Letter of Transmittal is signed by the registered holder of the Shares surrendered herewith (unless such holder has completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal), or (ii) if Shares are surrendered for the account of an eligible guarantor institution such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Institution”). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. Please do not send the Certificate(s) directly to TRW or Northrop Grumman. The Certificate(s), together with a properly completed and duly executed copy of this Letter of Transmittal or a facsimile hereof and any other documents required by this Letter of Transmittal should be delivered to the Exchange Agent at one of the following addresses.

By Hand: EquiServe Trust Company, NA c/o Securities Transfer and Reporting Services Inc. Attn : Corporate Actions 100 William Street, Galleria New York, NY 10038	By Overnight Courier: EquiServe Trust Company, NA 150 Royall Street Canton, MA 02021 Attn : TRW/Supranee Krauze	By Mail: EquiServe Trust Company, NA P.O. Box 43035 Providence, RI 02940-3035

The method of delivery of Certificate(s) and any other required documents is at the election and risk of the owner. However, if Certificate(s) are sent by mail, it is recommended that they be sent by certified mail, properly insured, with return receipt requested. Risk of loss and title of the Certificates shall pass only upon delivery of the Certificate(s) to the Exchange Agent.

All questions as to validity, form and eligibility of any surrender of any Certificate hereunder will be determined by Northrop Grumman (which may delegate such power in whole or in part to the Exchange Agent) and such determination shall be final and binding for all purposes. Northrop Grumman reserves the right to waive any irregularities or defects in the surrender of any Certificate(s). A surrender will not be deemed to have been made until all irregularities have been cured or waived.

2.    Inadequate Space.    If the space provided is inadequate, the Certificate numbers and/or the number of Shares represented thereby and any other required information should be listed on a separate schedule and attached hereto.

3.    Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder of the Certificate(s) surrendered hereby, the signature must correspond exactly to the name written on the face of the Certificate(s) without alteration, enlargement or any change whatsoever.

If the Certificate(s) surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any surrendered Shares are registered in different names on several Certificate(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Certificates. If you need additional Letters of Transmittal, please contact the Exchange Agent at (800) 251-4215.

No endorsements of the Certificate(s) or separate stock powers are required if this Letter of Transmittal is signed by the registered owner(s) of the Certificate(s) listed and surrendered herewith.

If this Letter of Transmittal is signed by a person other than the registered owner of the Certificate(s) listed, such Certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such Certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

If this Letter of Transmittal or any Certificate(s) or stock power(s) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and must submit evidence satisfactory to the Exchange Agent of his or her authority to so act must be submitted. The Exchange Agent will not exchange any Shares until all instructions herein are complied with.

4.    Special Payment and Delivery Instructions.    If a check in lieu of fractional shares is to be issued in the name of a person other than the signer of this Letter of Transmittal, and/or if Northrop Grumman Shares are to be issued to a person other than the signer of this Letter of Transmittal, the Special Payment Instructions box on the second page of this Letter of Transmittal must be completed. Additionally, if the Northrop Grumman Shares are to be issued and a check for cash in lieu of fractional shares, if applicable, is to be sent to a person other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the Special Delivery Instruction box on the second page of this Letter of Transmittal must be completed.

5.    Stock Transfer Taxes.    TRW will pay any stock transfer taxes with respect to the transfer and exchange of TRW shares pursuant to the Merger. It will not be necessary for transfer tax stamps to be affixed to the Certificate(s) listed in this Letter of Transmittal.

6.    Lost or Destroyed Certificates.    If your Certificate(s) has been lost or destroyed, please complete the Affidavit of Lost or Destroyed Certificate(s) on the preceding page and enclose the applicable fee (minimum $20.00). If you have lost Certificates valued at $100,000 or more, or if these Certificates are part of an estate or trust, please call EquiServe Trust Company, toll free at (800) 251-4215 for additional instructions.

7.    Information and Additional Copies.    Information and additional copies of this Letter of Transmittal may be obtained from the Exchange Agent by calling the Exchange Agent toll-free at (800) 251-4215.

8.    Substitute Form W-9.    Each surrendering shareholder is required to provide the Exchange Agent with such holder’s correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9, and to certify whether the shareholder is subject to backup withholding. Failure to provide such information on the form may subject the surrendering shareholder to Federal Income Tax withholding at a rate of 30% on payments made to such surrendering shareholder with respect to the shares. If such holder is an individual, the TIN is his or her social security number. A holder must CROSS OUT item (2) in Part 2 of the Substitute Form W-9 if such holder is subject to backup withholding. The box in Part 3 of the form should be checked if the surrendering holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the surrendering holder must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. If you have checked the box in Part 3 and do not provide the Exchange Agent with a properly certified TIN within 60 days, the Exchange Agent will withhold 30% on reportable payments made thereafter until a properly certified TIN is received by the Exchange Agent. During the 60-day period the Exchange Agent will withhold 30% on any reportable dividend payments made prior to the time a properly certified TIN is provided to the Exchange Agent. However, such amounts will be refunded to such surrendering holder if a TIN is provided to the Exchange Agent within 60 days. See “Important Tax Information” on the second page of this Letter of Transmittal.

EQUISERVE TRUST COMPANY

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service EquiServe Trust Company’s Request for Taxpayer Identification Number (“TIN”)
Part 1—PLEASE PROVIDE YOUR TAXPAYER IDENTIFICATION NUMBER IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW

IF YOU HAVE APPLIED FOR OR INTEND TO APPLY FOR A TAXPAYER IDENTIFICATION NUMBER BUT HAVE NOT YET RECEIVED IT, PLEASE CHECK THE BOX IN PART 3 BELOW AND COMPLETE THE CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER BELOW
TAXPAYER IDENTIFICATION NUMBER (i.e. Social Security Number OR Employer Identification Number):

Part 2—Certification—Under penalties of perjury, I certify that:
(1)    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2)    I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must CROSS OUT item (2) above if you have been notified by the IRS that you are subject to backup withholding because you failed to report all interest and dividends on your tax return(s). However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you no longer are subject to backup withholding, you do not need to cross out item (2).

Signature:		☐ Part 3—Awaiting
Name:	Date:	Taxpayer Identification
Address: (Please Print)		Number

NOTE:
FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% ON REPORTABLE PAYMENTS TO YOU IN CONNECTION WITH THE MERGER OR WITH RESPECT TO ANY SUBSEQUENT DIVIDEND PAYMENTS MADE TO YOU BY NORTHROP GRUMMAN. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number: (x) 30% of all reportable payments made to me in connection with the Merger will be withheld if I do not provide a TIN by the time of payment and (y) 30% of all dividend payments made to me will be withheld unless a TIN is provided within 60 days.

Signature:	Date: , 200

TRW COMMON STOCK TAX BASIS INFORMATION FORM

IMPORTANT: If you have questions about how to complete this TRW Common Stock Tax Basis Information Form, please contact D.F. King & Co., Inc., Northrop Grumman’s information agent for the Merger, toll free at (800) 549-6746.

NAME:

(Please Print)

ADDRESS:

This form should be completed by you and returned with your Letter of Transmittal. You should keep a copy of this form for your records because (assuming the Merger qualifies as a tax-free reorganization) the tax basis in the TRW Shares you are surrendering generally will be the amount you will use in computing gain or loss on any future sale of Northrop Grumman Shares (including fractional interests therein) that you are receiving in exchange therefor. Additionally, the tax basis to Northrop Grumman in the TRW Shares acquired pursuant to the Merger will depend on the tax basis of such shares formerly in the hands of the exchanging holders.

Please indicate in the box below your tax basis for the TRW shares represented by each TRW Certificate you now hold that will be surrendered in the Merger, the number of TRW Shares represented by such TRW Certificate, the date you acquired such shares, and the manner in which you acquired them (e.g., purchase, gift, inheritance, exercise of stock option, etc.). If you acquired the TRW Shares on various dates, each acquisition should be listed below on a separate line (even if such shares are represented by only one TRW Certificate). In order to assist you in providing this information, see the Questions and Answers for Tax Basis Information Form below.

Shares of TRW Common Stock Surrendered in the Merger

Certificate No.	Number of Shares	Tax Basis	Date Acquired	Manner Acquired

If you need additional space, please use a separate sheet of paper. Please return this form with your Letter of Transmittal.

QUESTIONS AND ANSWERS FOR TAX BASIS INFORMATION FORM

1.	Why do I have to complete the Tax Basis Information Form?

The Merger is intended to qualify as a tax-free reorganization. Accordingly, the tax basis of your Northrop Grumman Shares will be equal to the tax basis of your TRW Shares. This is the amount you will use to determine your gain or loss on any future sale of Northrop Grumman Shares. You should retain a copy of the Tax Basis Information Form for your records, along with any other records that establish your tax basis. In addition, Northrop Grumman’s tax basis in TRW Shares will depend on the aggregate basis of the former TRW shareholders, such as yourself. The completed Tax Basis Information Forms received from all former TRW shareholders will assist Northrop Grumman in establishing its tax basis in the TRW Shares acquired in the Merger.

2.	What is my tax basis in my TRW Shares?

Your tax basis in your TRW Shares will depend on the manner in which you acquired them. If you purchased your TRW Shares, your tax basis is the price you paid, plus any costs you incurred in purchasing them, such as brokerage fees. TRW Shares purchased in separate transactions may have different tax bases, even if the shares are represented by one certificate.

3.	What is my tax basis if I acquired my TRW Shares by gift?

If you acquired your TRW Shares by gift, your tax basis generally is equal to the tax basis of the shares in the hands of the person who made the gift. If you do not know that tax basis, you should contact the person that made the gift to determine their tax basis. If you do not know and cannot determine that tax basis, you should indicate the date on which you acquired the TRW Shares and that the tax basis is unknown.

4.	What is my tax basis if I acquired my TRW Shares by inheritance?

Your tax basis in TRW Shares acquired by inheritance is equal to the fair market value of such shares on the date of death, unless the executor of the estate elected an “alternate valuation date,” in which event the tax basis is the fair market value of such shares on the alternate valuation date. You should, if possible, determine from the executor of the estate whether an alternate valuation date election was made. If you cannot ascertain the fair market value from an estate valuation, please indicate the date of death on this form in the “Date Acquired” column.

5.	What is my tax basis if I acquired my TRW Shares in an earlier tax-free exchange?

If you received your TRW Shares in a previous transaction that was a tax-free exchange, such as a tax-free merger or reorganization, your tax basis generally is the same as the tax basis of the stock you surrendered in exchange for the TRW Shares, plus any gain recognized on such exchange and less any money or the value (on the date of such earlier exchange) of any other property received in such exchange.

6.	What is my tax basis if I acquired my TRW Shares by exercising compensatory stock options or otherwise as compensation for the performance of services?

Your tax basis in TRW Shares acquired by exercising compensatory stock options or otherwise as compensation for the performance of services will generally be equal to the amount that you paid for those shares plus any income that you recognized in connection with the receipt of those shares.

7.	What if I acquired my TRW Shares on different dates?

If you acquired your TRW Shares on more than one date, please provide the requested information for each block of shares, even if your TRW Shares are represented by only one certificate.

8.	I followed the guidelines above to determine my tax basis. Are there any further adjustments I need to make?

The basis of each of your TRW Shares must be reduced by the amount of any distribution paid to you by TRW with respect to your shares that was a return of capital under the Internal Revenue Code of 1986, as amended. The basis you indicate on this form should take into account any adjustments pursuant to this rule.

THE ABOVE STOCK BASIS QUESTIONS AND ANSWERS ARE ONLY A SUMMARY OF CERTAIN OF THE TAX BASIS RULES AND ARE NOT INTENDED TO BE A COMPLETE DESCRIPTION OF TAX BASIS RULES. NOR IS IT INTENDED TO BE A DESCRIPTION OF THE TAX CONSEQUENCES OF THE MERGER. FOR A SUMMARY DESCRIPTION OF THE TAX CONSEQUENCES OF THE MERGER, SEE THE DISCUSSION IN THE DEFINITIVE PROXY STATEMENT UNDER THE HEADING “CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.” ALL HOLDERS OF SHARES OF TRW COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THEIR PARTICULAR TAX BASES FOR SHARES THAT MAY BE SURRENDERED IN THE MERGER, AS WELL AS THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER.